EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our report dated June 8, 1999, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Washington D.C.
July 19, 1999